UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 14, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



         STATE OF DELAWARE                  1-143           38-0572515
         -----------------                  -----           ----------
     (State or other jurisdiction of     (Commission     (I.R.S. Employer
     Incorporation or Organization)      File Number)   Identification No.)

     300 Renaissance Center,                              48265-3000
     Detroit, Michigan                                     (Zip Code)
     ----------------------------------------------------------------------
                    (Address of Principal Executive Offices)



        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

   On March 14, 2005, General Motors Corporation (GM) management, as authorized by its Audit Committee concluded that GM's financial statements filed on Quarterly Report on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004, and the financial information for the quarter ended December 31, 2004 as furnished on Current Report on Form 8-K dated January 19, 2005 should no longer be relied upon because GM is making certain adjustments to restate or revise previously reported financial results. These adjustments do not affect GM's 2004 total annual results, cash flows or year-end 2004 financial position. None of the adjustments that gave rise to the restatements were individually material to the Corporation's 2004 quarterly and annual consolidated financial statements.
   The quarterly restatements were initiated by the identification of certain out-of-period adjustments in the fourth quarter of 2004 by internal controls that had been put in place in connection with GM's Sarbanes-Oxley Section 404 program at General Motors Acceptance Corporation's residential mortgage businesses. The majority of these amounts resulted from items detected and recorded in the fourth quarter of 2004 that relate to prior 2004 quarters. The most significant of these adjustments relate to: (1) the estimation of fair values of certain interests in securitized assets, (2) the accounting for deferred taxes related to certain secured financing transactions; and (3) the income statement effects of consolidating certain mortgage transfers previously recognized as sales.
   Upon identification of these out-of-period adjustments, GM analyzed their effect, together with the effect of out-of-period adjustments related to GM's Automotive business that had been previously considered immaterial to GM on a consolidated basis, and concluded that, in the aggregate, they were significant enough to warrant restatement of GM's 2004 quarterly results. The most significant of the Automotive business' out-of-period adjustments relates to GM's accounting for the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which was initially reported in the first quarter of 2004 pursuant to FASB Staff Position (FSP) No. FAS 106-1. FSP 106-1 permitted companies to recognize the effect of the Act beginning with its enactment date (December 8, 2003), or defer recognition until the issuance of final rules by the FASB. In the second quarter of 2004, FSP 106-2 was issued which clarified how to account for the effect of the Act under circumstances where a company's OPEB plan has a plan year-end that is different from the company's fiscal year-end. This second quarter clarification provided guidance on the accounting for the effect of the Act in a manner different than GM had previously applied.
   As a result of these adjustments, quarterly net income increased (decreased) as follows (dollars in millions):
                                 Effect on previously reported /announced
                                              net income (a)
                                 ----------------------------------------
                                            2004 Quarters          2004
                                -------------------------------  Calendar
                                 1st     2nd     3rd     4th      year
                                 ---     ---     ---     ---    ---------
Total increase (decrease) to
  net income due to
  out-of-period adjustments     $(72)    $36   $(125)    $161      $-
                                  ==      ==     ===      ===       =

(a) As previously reported in Forms 10-Q for the 1st, 2nd, and 3rd quarters; as previously announced and furnished on Form 8-K for the 4th quarter.

   The Audit Committee has discussed these matters with its independent registered public accounting firm, Deloitte & Touche LLP.

ITEM 7.01.  Regulation FD Disclosure

Revised earnings guidance

GM has revised its previously reported operating priorities and financial targets for 2005 as follows:
  o GM's estimate of 2005 calendar-year earnings per share, before restructuring charges in North America and Europe, is revised to a range of $1.00 to $2.00, down from the previously announced range of $4.00 to $5.00. The reduction is more than accounted for by a deterioration in GMNA's net income outlook, only partially offset by improvements in the other sectors.
  o GM now estimates that operating cash flow will be negative at approximately $(2.0) billion before the Fiat settlement and GME restructuring, compared to the previously announced target of $2.0 billion, largely due to the decreased net income and lower production volume at GMNA.
  o  Capital spending remains on track at $8 billion.
  o GM now estimates its target of increasing global sales volume will not be attained, as a reduction in North America will be only partially offset by stronger sales in each of the other regions.
  o  Sector net income estimates are updated as follows:

     - GMNA is now expected to miss its target of $500 million and will incur a significant full-year loss, largely due to shortfalls in volume, product mix, and pricing, only partially offset by better cost performance.
     - GME, GMLAAM, GMAP, and GMAC are expected to meet or beat their targets of $(500) million, $100 million, $600 million, and greater than $2,500 million respectively.
   For the first quarter of 2005, GM now estimates its earnings per share, before GMNA and GME restructuring charges, will be in a loss range of around $(1.50) per share compared to the previous estimate of breakeven or better. The decrease is fully accounted for by GMNA's production, mix, and pricing shortfalls. GMNA's results for the balance of the calendar year are expected to improve from the first quarter level, as volume improves and new models enter production for the 2006 model year.

On March 16, 2005, GM issued the following press release:

GM Revises Earnings Outlook

DETROIT - General Motors Corp. (NYSE: GM) said today that it is revising its first-quarter and calendar-year earnings guidance to reflect lower North American sales and production volumes, a tougher pricing environment, and a more car-based sales mix. At the same time, GM's other automotive regions and GMAC are all on track to meet or beat their 2005 net income targets.

"Clearly we have significant challenges in North America. The rest of our automotive businesses, and GMAC, are running in line with, or ahead of, our expectations," said GM Chairman and Chief Executive Officer Rick Wagoner. "But North America is our biggest business, and the key driver of automotive earnings and cash flow. So it's important that we get this business right."

GM said it now expects to report a loss of approximately $1.50 per fully diluted share in the first quarter of 2005, excluding special items, compared to a previous target of breakeven or better. For the calendar year, GM expects to report earnings of approximately $1.00 to $2.00 per share, excluding special items, compared to a previous target of $4.00 to $5.00 per share.

GM also expects negative operating cash flow in 2005 of approximately $2 billion, before the Fiat settlement and GM Europe restructuring, versus the previous target of positive $2 billion. This is primarily attributable to lower volumes and decreased net income at GM North America (GMNA). GM's 2005 corporate capital spending remains at approximately $8 billion, or $1 billion above 2004 levels.

GM's previous first-quarter earnings guidance was based on North American vehicle- production volume of 1.25 million vehicles. Since then, production schedules have been reduced by approximately 70,000 vehicles. In addition, the pricing environment has been more competitive than expected in North America.

"The competitive environment that we face in North America means we must continue to find ways to reduce our costs and grow revenue," said GM Vice Chairman and Chief Financial Officer John Devine. "While we have made good progress in reducing costs over the last several years, the projected loss in North America reinforces our need to do much more, particularly in the area of health care.

"At the same time, we expect to improve our revenue performance on the strength of our continuing stream of new cars and trucks, and our customer value-based marketing initiatives," Devine said. "We are also significantly increasing the marketing support for important core vehicles to build more customer awareness and consideration."

The company is encouraged by the building momentum of recently introduced cars and trucks, particularly the Chevrolet Equinox, Pontiac G6, Buick LaCrosse and Chevrolet Cobalt. The Equinox continues to gain share in the small-utility segment. Production of the Pontiac G6 is ramping up with two new engine choices and the segment's first hardtop convertible and a sleek coupe coming in the near future. The LaCrosse continues to gain traction, with retail sales up 48 percent in February, compared with combined year-ago Century and Regal retail sales. The Chevrolet Cobalt continues to gain share in the entry-level segment and will gain further momentum with the availability of the Cobalt coupe just coming on line as well as more engine choices and a high performance SS model.

Looking ahead, GM intends to continue to aggressively strengthen its brand portfolio with the introduction this year of the Chevrolet HHR, Monte Carlo and Impala; the Hummer H3; the Pontiac Solstice, Torrent and G6 coupe; the Cadillac DTS; the Buick Lucerne; and the Saab 9-3 wagon and 9-7X.

"We are staying the course on our key product programs and, in fact, are planning to accelerate the introduction of some of our most important launches," Wagoner said. "Great cars and trucks are the key to success in this business, and so remain our top priority."

The outlook for GM's other business sectors and units remains positive. The turnaround at GM's Latin America/Africa/Mid-East (GMLAAM) region continues to gain momentum and GM Asia Pacific (GMAP) remains on track. In Europe, GM continues to progress with its major structural-cost-reduction moves, including the agreements with its labor unions on employment reductions, while market share and revenue show an improving trend.

"GMAC is on target to exceed expectations, despite higher interest rates and wider borrowing spreads," Wagoner said. "Much of GMAC's success stems from its ability to diversify its funding sources. We're confident that GMAC can continue to sustain strong levels of profitability."

Fiat Settlement Charge Included in 2004 Results

GM will book an after-tax charge of $886 million, or $1.56 per fully diluted share, for the settlement agreement with Fiat S.p.A. (NYSE: FIA) in the fourth quarter of 2004.

GM also said it is adjusting certain financial information for each of the four quarters of 2004 to reallocate certain entries at GM and GMAC among the quarters. The adjustments relate mainly to asset valuation at GMAC's residential mortgage businesses and revised accounting for the Medicare legislation. These changes do not affect total net income or earnings per share for the calendar year, nor do they affect the company's financial condition or cash flows for 2004.

The following is a summary of the effect of the charge relating to the Fiat settlement and the above-mentioned adjustments:

---------------------------------------------------------------------------
Change in EPS    Q1-2004    Q2-2004    Q3-2004      Q4-2004     CY 2004
---------------------------------------------------------------------------
Quarterly
Reallocation     $(0.13)    $0.06      $(0.22)       $0.28       $0.00*
---------------------------------------------------------------------------
Fiat Charge                                         $(1.56)     $(1.56)
---------------------------------------------------------------------------
*Note: The quarterly adjustments reflect variations in the number of shares outstanding for each period.

Additional detail will be included in the GM and GMAC annual reports on Form 10-K, which will be filed with the U.S. Securities and Exchange Commission later today.

Conference Call Information:
General Motors has scheduled a conference call today at 9:00 a.m. EST to discuss its first quarter guidance. To access the conference call, please dial 1-800-254-4299 (or 1-212-271-4629 for international access) 10 minutes prior to the start time and ask to be connected to the General Motors conference call. A taped replay of this call will be made available from 11:00 a.m. EST, March 16, 2005, until 11:00 a.m. EST, March 18, 2005. Please dial 1-800-633-8284 (or
1-402-977-9140 for international access) and enter reservation number 21235792 to access the replay.

General Motors Corp., the world's largest automaker, has been the global industry sales leader since 1931. Founded in 1908, GM today employs about 324,000 people around the world. It has manufacturing operations in 32 countries and its vehicles are sold in 200 countries. In 2004, GM sold nearly 9 million cars and trucks globally, up 4 percent and the second-highest total in the company's history. GM's global headquarters are at the GM Renaissance Center in Detroit. More information on GM can be found at www.gm.com.

                                      # # #

In this press release and related comments by General Motors management, our use of the words "expect," "anticipate," "estimate," "project," "forecast," "outlook," "target," "objective," "plan," "goal," "pursue," "on track," and similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-20) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions; currency-exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.

ITEM 8.01   Other Events

Internal control considerations
   In order to analyze the internal control considerations associated with the adjustments underlying the restatements discussed above at Item 4.02, GM management evaluated (1) each adjustment as to whether it was caused by an internal control deficiency and (2) the effectiveness of actions that had been taken to remediate identified deficiencies. Certain of the adjustments were identified in the fourth quarter of 2004 by internal controls that had been put in place in connection with GM's Sarbanes-Oxley Section 404 program at GMAC's residential mortgage businesses, while certain others were not related to deficiencies in internal controls. Accordingly, GM management, including the CEO and CFO, has concluded that the restatement of quarterly results was not the result of a material weakness in internal controls that existed as of December 31, 2004.

Fiat settlement charge
   In an unrelated matter, on February 13, 2005 GM and Fiat S.p.A. reached a settlement agreement. The settlement agreement results in a pre-tax charge to earnings of approximately $1.4 billion ($886 million after tax or $1.56 per fully diluted share). Since the underlying events and disputes giving rise to GM's and Fiat's agreement existed at December 31, 2004, GM will also recognize this charge in the fourth quarter of 2004.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  March 16, 2005                By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)